Exhibit 10.10

Office Lease

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

Between

HUDSON TOWERS AT SHORE CENTER, LLC,

a Delaware limited liability company

as Landlord,

and

POSHMARK, INC.,

a Delaware corporation

as Tenant

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company (“Landlord”), and POSHMARK, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); Exhibit G ([Intentionally Omitted]); Exhibit H (Initial Location of Reserved Parking Spaces); Exhibit I (Approximate Location of Building Signage); Exhibit J (Outline of Potential Refusal Space); and Exhibit K (Outline of Potential Offering Space).

1 BASIC LEASE INFORMATION.

1.1 Date:	August 9, 2018

1.2 Premises.

1.2.1 “Building”:	203 Redwood Shores Parkway, Redwood City, California, commonly known as Towers @ Shores - 203 Redwood Shores.

1.2.2 “Premises”:	Subject to Section 2.1.1, 50,327 rentable square feet of space consisting of (a) Suite 700 consisting of approximately 25,175 rentable square feet located on the seventh floor of the Building, and (b) Suite 800 consisting of approximately 25,152 rentable square feet located on the eighth floor of the Building, the outline and location of which are set forth in Exhibit A. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3 “Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.2.4 “Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3 Term

1.3.1 Term:	The term of this Lease (the “Term”) shall begin on the Commencement Date and expire on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

1.3.2 “Commencement Date”:	The later of (i) March 1, 2019, or (ii) the date on which the Tenant Improvement Work (defined in Exhibit B) is Substantially Complete (defined in Exhibit B).

1.3.3 “Expiration Date”:	The last day of the 63rd full calendar month beginning on the Commencement Date; provided, however, that if the Commencement Date is not the first day of a month, then the Expiration Date shall be the last day of the 63rd full calendar month beginning immediately after the Commencement Date.

1.4 “Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent
Commencement Date through last day of 12th full calendar month of Term	$66.00	$5.50	$276,798.50
13th through 24th full calendar months of Term	$67.98	$5.67	$285,102.46
25th through 36th full calendar months of Term	$70.02	$5.83	$293,655.53
37th through 48th full calendar months of Term	$72.12	$6.01	$302,465.19
49th through 60th full calendar months of Term	$74.28	$6.19	$311,539.15
61st full calendar month of Term through Expiration Date	$76.51	$6.38	$320,885.32

Notwithstanding the foregoing, Base Rent shall be abated, in the amount of (a) $276,798.50 per month, for the first four (4) full calendar months of the Term, (b) $285,102.46 per month, for the thirteenth (13th), fourteenth (14th) and fifteenth (15th) full calendar months of the Term, and (c) $293,655.53 per month, for the twenty-fifth (25th) and twenty-sixth (26th) full calendar months of the Term; provided, however, that if a Default (defined in Section 19.1) exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured.

1.5 “Base Year” for Expenses:	Calendar year 2019.

“Base Year” for Taxes:	Calendar year 2019.

1.6 “Tenant’s Share”:

15.0462% (based upon a total of 334,483 rentable square feet in the Building), subject to Section 2.1.1.

Notwithstanding any contrary provision hereof, for purposes of the definition of Tenant’s Share, the second sentence of Section 2.1.1, and Sections 2.2 and 4, “Building” means, collectively, the Related Buildings (defined below), and “Property” means, collectively, the Related Buildings, the parcel(s) of land upon which the Related Buildings are located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Related Buildings and the parcels of land upon which such parking facilities and improvements are located. As used herein, “Related Buildings” means, collectively, the two (2) buildings located at 201 Redwood Shores Parkway and 203 Redwood Shores Parkway, Redwood City, California; provided, however, that, at Landlord’s option from time to time, any such building, other than the building(s) in which the Premises are located, may be removed from the Related Buildings (whether as a result of a sale or demolition of such building or otherwise) and any building owned by Landlord may be added to the Related Buildings (whether as a result of a purchase or development of such building or otherwise), in which event, effective as of the date of such removal or addition, Tenant’s Share, together with Expenses and Taxes for the Base Year, shall be recalculated accordingly.

1.7 “Permitted Use”:	General office use consistent with a first-class office building.

1.8. “Security Deposit”:	$830,395.50.

Prepaid Base Rent:	$276,798.50, as more particularly described in Section 3.

1.9 Parking:

One-hundred and sixty (160) unreserved parking spaces, at the rate of $0.00 per space per month.

Eight (8) reserved parking spaces (“Reserved Spaces”), at the rate of $0.00 per space per month. Subject to Section 24, the initial location for the Reserved Spaces is shown on Exhibit H attached hereto. Landlord shall install Building-standard signage (or signage otherwise acceptable to Landlord) designating Tenant’s reserved parking spaces, and Tenant shall reimburse Landlord within 30 days after demand for any reasonable costs incurred by Landlord to manufacture, install, maintain and, upon the expiration or earlier termination of this Lease, remove such signage.

1.10 Address of Tenant:	Before the Commencement Date: POSHMARK, INC. 101 Redwood Shores Parkway, Suite 200 Redwood City, CA 94065 From and after the Commencement Date: the Premises.

1.11 Address of Landlord:

Hudson Towers at Shore Center

c/o Hudson Pacific Properties

950 Tower Lane, Suite 1800

Foster City, California 94404

Attn: Building manager

with copies to:

Hudson Towers at Shore Center

c/o Hudson Pacific Properties

950 Tower Lane, Suite 1800

Foster City, California 94404

Attn: Managing Counsel

and:

Hudson Towers at Shore Center

c/o Hudson Pacific Properties

11601 Wilshire Boulevard, Suite 900

Los Angeles, California 90025

Attn: Lease Administration

1.12 Broker(s):	S5 Advisors (“Tenant’s Broker”), representing Tenant, and Newmark Cornish & Carey (“Landlord’s Broker”), representing Landlord.

1.13 Building HVAC Hours and Holidays:	“Building HVAC Hours” mean 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 25.10) (collectively, “Holidays”).

1.14 “Tenant Improvements”:	Defined in Exhibit B, if any.

1.15 “Guarantor”:	As of the date of this Lease, there is no Guarantor.

2 PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within ten (10) business days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof (or in such other configuration and condition as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3 RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of

Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount (provided, however, that such late charge shall not apply to any such delinquency unless either (i) such delinquency is not cured within five (5) business days after notice from Landlord, or (ii) Tenant previously received notice from Landlord of a delinquency that occurred earlier in the same calendar year); and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 10% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4 EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles (subject to clause (j) of the following paragraph); (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager and which fee is hereby acknowledged to be reasonable) equal to 3% of gross annual receipts from the Property (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property, subject to (xii) below; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) reasonably intended to reduce current or future Expenses, or enhance the safety or security of the Property or its occupants, (B) replacements or modifications of the nonstructural portions of the Base Building (defined in Section 5) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law (except to the extent that such Law was in effect and required the installation of such capital improvements or other items before the date hereof); (xiii) [intentionally omitted]; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost at Landlord’s cost of funds) over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord, or (ii) the period of time that

Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii)); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; or (j) insurance deductibles other than (i) earthquake insurance deductibles up to 5.0% of the total insurable value of the Property per occurrence (provided, however, that, any earthquake insurance deductible shall be amortized by Landlord over 10 years), and (ii) any other insurance deductibles up to $100,000.00 per occurrence.

If, in any Expense Year, Landlord incurs premiums for earthquake insurance for a period of time that is longer or shorter than that, if any, for which Landlord incurred premiums for substantially the same type of insurance during the Base Year, then, for purposes of determining the Expense Excess for such Expense Year, Expenses for the Base Year shall be increased or decreased, as appropriate, so that the total amount of Expenses for the Base Year is equal to what it would have been if Landlord had incurred such premiums for exactly the same period of time during the Base Year as Landlord incurred them during such Expense Year (and all other components of Expenses for the Base Year had remained the same). For purposes of the preceding sentence, time periods shall be measured in days in a 365-day year, and the shortest possible “period of time” shall be zero (0) days. This paragraph shall not apply to any insurance deductible.

If, during any portion of the Base Year or any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such year. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2), boycotts, strikes, conservation surcharges, embargoes or shortages.

Notwithstanding any contrary provision hereof, Controllable Expenses (defined below) shall not increase after the Base Year by more than 7% per calendar year, as determined on a compounding and cumulative basis. By way of example and not of limitation, if Controllable Expenses for the Base Year are $10.00 per rentable square foot, then Controllable Expenses for the first calendar year after the Base Year shall not exceed $10.70 per rentable square foot; Controllable Expenses for the second calendar year after the Base Year shall not exceed $11.45 per rentable square foot; and so on. As used herein, “Controllable Expenses” means all Expenses other than (i) costs of utilities, (ii) insurance premiums and deductibles, (iii) capital expenditures. For purposes of determining Controllable Expenses, any management fee shall be calculated without regard to any free rent, abated rent, or the like.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other receipts from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) payments in lieu of taxes under any tax increment financing agreement, abatement agreement, agreement to construct improvements, or other agreement with any governmental body or agency or taxing authority. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents or receipts attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses, and (iii) any items required to be paid or reimbursed by Tenant under Section 4.5.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expense Excess and Tax Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, promptly upon demand, shall pay (or if paid by Landlord, reimburse Landlord for) each of the following to the extent levied against Landlord or Landlord’s property: (a) any tax based upon or measured by (i) the cost or value of Tenant’s trade fixtures, equipment, furniture or other personal property, or (ii) the cost or value of the Leasehold Improvements (defined in Section 7.1) to the extent such cost or value exceeds that of a Building-standard build-out, as determined by Landlord; (b) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; (c) any tax assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property; and (d) any tax assessed on this transaction or on any document to which Tenant is a party that creates an interest or estate in the Premises.

4.6 Books and Records. Within 90 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 90 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Statement. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California with experience reviewing books and records kept for Comparable Buildings and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment, or pay Landlord the amount of its underpayment, against or with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5 USE; COMPLIANCE WITH LAWS.

5.1 Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Project, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, (iii) any Supplemental Systems (defined below) serving the Premises, whether located inside or outside of the Premises, or (iv) the portions of Base Building Systems (defined below) located in the Premises.; provided, however, that nothing in this sentence shall be deemed to require Tenant to make any change to any Common Area or the Base Building (other than portions of Base Building Systems located in the Premises). If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. Subject to Exhibit B, if a change to any Common Area or the Base Building (other than any portion of a Base Building System located in the Premises) becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Requested Improvement (defined below) that is not of a type customarily required for general office use, any trade fixture that is not of a type customarily required for general office use or because any use of the Premises that is not general office use, then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 3% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties. As used herein, “Supplemental System” means any Unit (defined in Section 25.5), supplemental fire-suppression system, kitchen (including any hot water heater, dishwasher, garbage disposal, insta-hot dispenser, or plumbing), shower or similar facility, or any other system that would not customarily be considered part of the base building of a first-class multi-tenant office building. As used herein, “Base Building System” means any mechanical (including HVAC), electrical, plumbing or fire/life-safety system serving the Building, other than a Supplemental System. As used herein, “Base Building” means the structural portions of the Building, together with the Base Building Systems. As used herein, “Tenant-Requested Improvement” means any Leasehold Improvements (defined in Section 7.1 below) installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party.

5.2 Landlord, at its expense (subject to Section 4), shall cause the Base Building and the Common Areas to comply with all Laws (including the Americans with Disabilities Act) to the extent that such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the

Premises; provided, however, that Landlord shall not be required to cause or pay for such compliance to the extent that Tenant is required to cause or pay for such compliance under Section 5.1 or 7.3 or any other provision hereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.

6 SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours, stubbed to the Premises; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service); and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $80.00 per hour per zone, subject to change from time to time. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a Casualty (defined in Section 11), a Taking (defined in Section 13) or an Act of Tenant (defined in Section 10.1), and (b) can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant.

7 REPAIRS AND ALTERATIONS.

7.1 Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease (the “Leasehold Improvements”), but excluding the Base Building; (b) any Supplemental Systems serving the Premises, whether located inside or outside of the Premises; and (c) all Lines (defined in Section 23) and trade fixtures. Notwithstanding the foregoing, if a Default (defined in Section 19.1) or an emergency exists, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 3% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 15 days before commencement of work and shall not be unreasonably withheld by Landlord.

Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) and not visible from outside the Premises, provided that Landlord receives 10 business days’ prior notice. For any Alteration, (a) Tenant, before beginning work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) for Alterations that cost more than $125,000, Landlord, in its reasonable discretion, may require Tenant to obtain security for performance reasonably satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 3% of the cost of the work; provided, however, that clauses (b) and (d) shall not apply to any Tenant Improvements.

7.3 Tenant Work. Before beginning any repair or Alteration or any work affecting Lines (collectively, “Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of (which approval shall not be unreasonably withheld), (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance in amounts and coverages as Landlord may reasonably require; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8 LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Requested Improvements (other than any Unit, which shall be governed by Section 25.5) are not, in Landlord’s reasonable judgment, customary and typical general office improvements (for example, internal staircases, rolling file systems, showers, vaults, non-Building standard finishes, etc.) then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Requested Improvements (other than the Excluded Items (defined below)), repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Requested Improvements (or, at Landlord’s election, to a Building-standard tenant-improved configuration and condition as determined by Landlord). If Tenant fails to timely perform any work required under the preceding sentence, Landlord may perform such work at Tenant’s expense. If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that, in Landlord’s reasonable judgment, are not customary and typical general office improvements, Landlord shall do so when it provides such approval.

9 LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10 INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, or (b) any negligence, willful misconduct or breach of this Lease of or by Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party. Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Tenant Party.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Five Million Dollars ($5,000,000) per occurrence and Six Million Dollars ($6,000,000) applicable to this location, including products liability coverage if applicable, blanket contractual coverage including written contracts, and personal and bodily injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in this Lease.

10.2.2 Property Insurance covering (i) all improvements in the Premises (“Tenant-Insured Improvements”) and (ii) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant. Such insurance shall be written on a special cause of loss or all risk form for physical loss or damage, for the full replacement cost value (subject to deductible amounts not exceeding $10,000.00) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion (and providing business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months).

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with certificates of coverage in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate that is at the lesser of 10% per annum or the highest rate permitted by Law) from the date such sums are expended. Tenant shall have the right to provide such insurance coverage pursuant to blanket/umbrella policies obtained by Tenant, provided such blanket/umbrella policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

10.4 Subrogation. Notwithstanding any provision in this Lease to the contrary (but subject to the provisions set forth in Section 11 below as well as the provisions set forth in Sections 4 and 8 of Exhibit D hereto) each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings. Tenant agrees that it will not, at any time, during the Term, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase Landlord’s insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in Landlord’s premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. Tenant shall, at its own expense, comply with the requirements of Landlord’s insurance providers applicable to the Premises including, without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

10.6 Landlord’s Insurance. Landlord shall, as a cost to be included in Expenses, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement cost without deduction for depreciation thereof, providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on the building. Additionally, Landlord may carry: (i) commercial general liability and umbrella/excess liability insurance and (ii) earthquake and/or flood damage insurance; and (iii) rental income insurance; and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require. The costs of all insurance carried by Landlord shall be included in Expenses subject to Section 4.2.2.

11 CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 365 days after the date of the Casualty, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies, plus applicable deductibles (other than earthquake deductibles); (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; or (iv) the damage occurs during the last 12 months of the Term. Tenant shall have the right to terminate this Lease if: (a) there is less than one (1) year of the Term remaining on the date of the Casualty; (b) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; (c) Landlord’s estimate indicates that the Landlord Repairs cannot be substantially completed within 60 days after the date of the Casualty; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of Tenant’s receipt of the estimate of the time required to substantially complete the Landlord Repairs. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12 NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13 CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises, or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, is Taken for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert, and hereby assigns to Landlord, any claim it may have for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any trade fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible or untenantable by, such Taking and not occupied by Tenant.

14 ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 15 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default. Concurrently with Tenant’s delivery of the Transfer Notice, Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 [Intentionally Omitted]; or

14.2.5 [Intentionally Omitted]; or

14.2.6 The use to be made of the Contemplated Transfer Space is a use which would be prohibited by any other portion of this Lease or a use which conflicts with any applicable so-called “exclusive” then in favor of another tenant of the Building or Project.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord withholds its consent in breach of this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer (other than a Change of Control), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), Landlord, by notifying Tenant within 15 days after receiving any Notice of Intent to Transfer (defined below), may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. As used herein, “Notice of Intent to Transfer” means any Transfer Notice or other notice from Tenant informing Landlord that Tenant intends to enter into a Transfer with respect to a particular Contemplated Transfer Space as of a particular Contemplated Effective Date (whether or not Tenant has already negotiated the terms of such Transfer with a third party); provided, however, that if Landlord receives a Notice of Intent to Transfer for a particular Contemplated Transfer Space and a particular Contemplated Effective Date, then no subsequent notice (including any Transfer Notice) that is given within the next 180 days and specifies the same Contemplated Transfer Space and the same Contemplated Effective Date shall be deemed a Notice of Intent to Transfer. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the portion of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 50% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). As used herein, “Controlling Interest” means control over an entity, other than control arising from the ownership of voting securities listed on a recognized securities exchange. As used herein, “control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, permit a Change of Control to occur or assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation),

(b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer (provided that if such pre-Transfer notice and delivery are prohibited by a confidentiality agreement or by Law, then within 10 business days after the Transfer), Tenant notifies Landlord of the Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment (provided that if such pre-assignment execution and delivery are prohibited by a confidentiality agreement or by Law, then within 10 business days after the assignment), a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than Tenant’s Net Worth immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) except in the case of a Change of Control, the transferee is qualified to conduct business in the State of California; (v) in the case of a Change of Control, (A) Tenant is not a closely held professional service firm and (B) Tenant’s Net Worth immediately after the Change of Control is not less than its Net Worth immediately before the Change of Control; and (vi) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.

15 SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16 HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Base Rent and 100% of Expense Excess and Tax Excess applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to, or perform improvements for, a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17 SUBORDINATION; ESTOPPEL CERTIFICATES; FINANCIALS. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 business days after Landlord’s request, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers. Within 10 business days after Tenant’s receipt of Landlord’s written request (but no more than once each calendar year), Tenant shall provide Landlord with its current financial statement and its financial statements for the prior three (3) calendar or fiscal years (if Tenant’s fiscal year is other than a calendar year). Any such statements shall be prepared in accordance with generally accepted accounting principles and, if the normal practice of Tenant, shall be audited by an independent certified public accountant.

18 ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19 DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent (or deliver any Security Deposit, Letter of Credit, or similar credit enhancement required hereunder) when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 90 days after Landlord’s notice; or

19.1.3 Abandonment of the Premises by Tenant; or

19.1.4 Any breach by Tenant of Section 17 or 18 where such breach continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3(c) or (d).

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any additional notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 3(b) above. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any breach by Landlord of its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20 LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any liability for any judgment or deficiency, and Tenant waives and releases such liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

21 SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of the Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) Landlord’s cure of any breach by Tenant of any provision hereof; provided, however, that if Landlord estimates in good faith that Tenant may be required to make a payment to Landlord under Section 4.4.1, Landlord may retain such unapplied portion of the Security Deposit, to the extent of the estimated amount of such payment, until the date occurring 60 days after the determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22 RELOCATION. [Intentionally Omitted.]

23 COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines installed pursuant to this Lease and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises.

24 PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord based on the number and type of parking spaces Tenant is entitled to use. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Except for Tenant’s reserved parking spaces, Landlord may, in its reasonable discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25 MISCELLANEOUS.

25.1 Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above. No provision of this Lease requiring a particular Notice to be in writing shall limit the generality of clause (a) of the first sentence of this Section 25.1.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, fire, war, terrorist act, shortage of labor or materials, governmental action (including, without limitation, governmentally required evacuations), civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) (i) any obligation to remit money or deliver credit enhancement, (ii) any obligation under Section 10 or 25.3, or (iii) any of Tenant’s obligations whose breach would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project or result in any liability on the part of any Landlord Party.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy, (iii) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (B) the appointment of a receiver to take possession of all or substantially all of its assets, or (C) the attachment or other judicial seizure of all or substantially all of its assets, (iv) admitted in writing its inability to pay its debts as they come due, or (v) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises; provided that Tenant may install Elevator Lobby Signage to the extent provided in Section 11 of Exhibit F and may install customary and typical signage and logos within the Premises that are not visible from outside the Premises, subject to Exhibit D and the other provisions of this Lease.

25.5 Supplemental HVAC. If the Premises are served by any supplemental HVAC unit (a “Unit”), then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove any Unit installed by or for the benefit of Tenant pursuant to this Lease and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar or replacement section or Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130 or any similar or replacement section or Law; and (b) any right to terminate this Lease under California Civil Code § 1995.310 or any similar or replacement section or Law.

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. As used herein in connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease prohibits either party from engaging in any particular conduct, this Lease shall be deemed also to require such party to cause each of its employees and agents (and, in the case of Tenant, each of its licensees, invitees and subtenants, and any other party claiming by, through or under Tenant) to refrain from engaging in such conduct. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Fitness Center. Subject to the provisions of this Section 25.12, provided Tenant’s employees execute Landlord’s standard waiver of liability form and pay the applicable one time or monthly fee, if any, then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) in the building located at 201 Redwood Shores, Redwood City, California. The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Center. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Fitness Center User’s use of the Fitness Center. The costs of operating, maintaining and repairing the Fitness Center may be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. In addition, in the event Landlord no longer owns the building located at 201 Redwood Shores, Redwood City, California, the rights of Tenant and the users of the Fitness Center to use the Fitness Center may, at Landlord’s option, be terminated. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

25.13 Shower Facility. Subject to the provisions of this Section 25.13, Tenant employees (the “Shower Users”) shall be entitled to use the shower facility (the “Shower Facility”) in the building located at 201 Redwood Shores, Redwood City, California. The use of the Shower Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Shower Facility. Landlord and Tenant acknowledge that the use of the Shower Facility by the Shower Users shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Shower User’s use of the Shower Facility. The costs of operating, maintaining and repairing the Shower Facility shall be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Shower Facility throughout the Term, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Shower Facility. In addition, in the event Landlord no longer owns the building located at 201 Redwood Shores, Redwood City, California, the rights of Tenant and the users of the Shower Facility to use the Shower Facility may, at Landlord’s option, be terminated. No expansion, contraction, elimination or modification of the Shower Facility, and no termination of Tenant’s or the Shower User’s rights to the Shower Facility shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

25.14 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination thereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event (a) to the extent the transferee assumes in writing Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), Landlord shall be released from, and Tenant shall look solely to the transferee for the performance of, such obligations; and (b) Tenant shall attorn to the transferee. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required for benchmarking purposes or to disclose to a prospective buyer, tenant or mortgage lender under any applicable Law. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination. This Lease may be executed in counterparts.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

HUDSON TOWERS AT SHORE CENTER,
LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

	By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ Mark T Lammas
		Name:	Mark T. Lammas
		Title:	Chief Operating Officer,
Chief Financial Officer,
& Treasurer

TENANT:

POSHMARK, INC., a Delaware corporation

By:	/s/ Manish Chandra
Name:	Manish Chandra
Title:	Chief Executive Officer

By:
Name:
Title:

EXHIBIT A

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

OUTLINE OF PREMISES

This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

Exhibit A

1

EXHIBIT B

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i) [Intentionally Omitted];

(ii) “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter;

(iii) “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements;

(iv) “law” means Law; and

(v) “Agreement” means the lease of which this Work Letter is a part.

1 ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $4,026,160.00 (i.e. $80.00 per rentable square foot of the Premises) to be applied, at Tenant’s request, toward (i) the Allowance Items (defined in Section 1.2 below) and (ii) within 30 days after Tenant delivers to Landlord paid invoices with respect thereto, the reasonable cost of (a) purchasing and/or installing general office equipment (including without limitation, Lines) and furniture for the Premises (“FF&E”), and (b) moving Tenant’s furniture, equipment and/or other personal property into the Premises and reasonable construction management fees (“Moving Costs”). Notwithstanding the foregoing, the total portion of the Allowance that is applied toward the items described in clause (ii) of the preceding sentence (i.e. FF&E and Moving Costs, collectively) shall not exceed, in the aggregate, $503,270.00 (i.e., $10.00 per rentable square foot of the Premises). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding anything in this Exhibit B to the contrary, but subject to the expiration date for the Allowance set forth below, Tenant may apply a portion of the Allowance to Refusal Space Tenant Improvements and/or Offering Space Tenant Improvements, subject to all of the terms and conditions set forth in Section 7.2.E or 8.2.E of Exhibit F, respectively; provided, however, that no more than 30% of the Allowance may be utilized for Refusal Space Tenant Improvements and/or Offering Space Tenant Improvements, collectively. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance within eighteen (18) months following the Commencement Date, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below); (b) the cost of preparing the Engineering Drawings (defined in Section 3.2.1 below); (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 4 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Plans or the Tenant Improvement Work required by law; (g) the Landlord Supervision Fee (defined in Section 3.4.1 below); (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.3 Landlord Cost. Notwithstanding any contrary provision of this Agreement, Tenant shall not be responsible for any Landlord Cost (defined below) and no Landlord Cost shall be an Allowance Item. As used herein, “Landlord Cost” means any portion of the cost of the Tenant Improvement Work that is reasonably attributable to improvements to the Common Areas or Base Building that are Landlord’s express responsibility under Section 5.2 of the Lease (which costs shall be subject to Section 5.2) and not as a result of any negligence, willful misconduct or breach of this Agreement of or by Tenant or any of its employees, agents, contractors or representatives.

Exhibit B

1

2 ARCHITECTURAL PLANS; PRICING.

2.1 Selection of Architect. Landlord shall retain the architect/space planner of Landlord’s choice (the “Architect”) to prepare the Space Plan (defined in Section 2.2 below) and the Architectural Drawings (defined in Section 2.5 below).

2.2 Initial Programming Information. Tenant shall deliver to Landlord, in writing, all information that will be sufficient to prepare a conceptual space plan for the Premises (a “Space Plan”), including layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, the number and sizes of workstations, number and size of kitchen, copy, reception and storage areas (collectively, the “Initial Programming Information”). The Initial Programming Information shall be (a) consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”), and (b) otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Initial Programming Information within three (3) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Initial Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall revise the Initial Programming Information and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Initial Programming Information. Such approved Initial Programming Information shall be referred to herein as the “Approved Initial Programming Information.”

2.3 Space Plan. After approving the Initial Programming Information, Landlord shall cause the Architect to prepare and deliver to Tenant a Space Plan that conforms to the Approved Initial Programming Information. Such preparation and delivery shall occur within 10 business days after the later of Landlord’s approval of the Initial Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Space Plan by notice to Landlord. If Tenant disapproves the Space Plan, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Space Plan. After receiving such notice of disapproval, Landlord shall cause the Architect to revise the Space Plan and resubmit it to Tenant, taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to cause the Architect to make any revision to the Space Plan that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves. Such revision and resubmission shall occur within three (3) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Space Plan. Such approved Space Plan shall be referred to herein as the “Approved Space Plan.”

2.4 Additional Programming Information. After approving the Space Plan, Tenant shall deliver to Landlord, in writing, all information (including all interior and special finishes) that, when combined with the Approved Space Plan, will be sufficient to complete the Architectural Drawings, together with all information (including all electrical requirements, telephone requirements, special HVAC requirements, and plumbing requirements) that, when combined with the Approved Space Plan, will be sufficient to complete the Engineering Drawings (collectively, the “Additional Programming Information”). The Additional Programming Information shall be (a) consistent with the Approved Space Plan and the Landlord Requirements, and (b) otherwise subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within three (3) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. Such approved Additional Programming Information shall be referred to herein as the “Approved Additional Programming Information.” If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or other contractors or consultants of Landlord to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof and, subject to Section 1 above, all costs relating thereto.

Exhibit B

2

2.5 Architectural Drawings. After approving the Additional Programming Information, Landlord shall cause the Architect to prepare and deliver to Tenant the final architectural (and, if applicable, structural) working drawings for the Tenant Improvement Work that are in a form that (a) when combined with any Approved Additional Programming Information that is not expressly incorporated into such working drawings, will be sufficient to enable the Contractor (defined in Section 3.1 below) and its subcontractors to bid on the Tenant Improvement Work, and (b) when combined with any Engineering Drawings that satisfy the Engineering Requirements (defined in Section 3.2.1 below), will be sufficient to obtain the Permits (defined in Section 3.3 below) (the “Architectural Drawings”). The Architectural Drawings shall conform to the Approved Space Plan and the Approved Additional Programming Information. The Architect’s preparation and delivery of the Architectural Drawings shall occur within 15 business days after the later of Landlord’s approval of the Additional Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Architectural Drawings by notice to Landlord. If Tenant disapproves the Architectural Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Architectural Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect to revise the Architectural Drawings and resubmit them to Tenant, taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to cause the Architect to make any revision to the Architectural Drawings that conflicts with the Landlord Requirements or is otherwise reasonably disapproved by Landlord. Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such mutual execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Architectural Drawings. Such approved Architectural Drawings shall be referred to herein as the “Approved Architectural Drawings.”

2.6 Construction Pricing.

2.6.1 Construction Pricing Proposal. Landlord shall invite no fewer than three (3) qualified general contractors (one of which shall be McLarney Construction) that are willing to agree to Landlord’s requirements and to execute Landlord’s standard form of construction agreement to bid on the reasonable cost of performing the Tenant Improvement Work pursuant to the Approved Construction Drawings (defined below). If Landlord determines that a particular bidder has submitted a bid that is wholly or partially unresponsive to Landlord’s bid package requirements and inquiries, then (1) Landlord may disregard such bidder and (2) such bid shall not be taken into consideration for purposes of this Work Letter. After adjustment for inconsistent qualifications, clarifications and exclusions, the lowest of the bidders shall be identified as the “Contractor” and copies of such lowest bid (the “Construction Pricing Proposal”) shall be provided to Tenant. Such Construction Pricing Proposal shall be submitted to Tenant within 10 business days after the Approved Construction Drawings are approved by Landlord and Tenant. Tenant shall provide Landlord with notice approving or disapproving the Construction Pricing Proposal. If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings and/or the Approved Additional Programming Information that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant; provided, however, that such procedure shall not require Landlord to re-bid the cost of performing the Tenant Improvement Work to any party and instead the Contractor shall just provide a reasonably revised Construction Pricing Proposal. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and begin construction relating to such items.

2.6.2 Over-Allowance Amount. If the Construction Pricing Proposal exceeds the Allowance, then Tenant, concurrently with its delivery to Landlord of its approval of the Construction Pricing Proposal, shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. If, after the Construction Pricing Proposal is approved by Tenant, (a) any revision is made to the Approved Additional Programming Information or the Approved Architectural Drawings, or Tenant disapproves any Engineering Drawings that satisfy the Engineering Requirements, or the Tenant Improvement Work is otherwise changed, in each case in a way that increases the Construction Pricing Proposal, or (b) the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the terms hereof, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

Exhibit B

3

2.7 Revisions to Approved Architectural Drawings, Approved Additional Programming Information, Approved Initial Programming Information, or Approved Space Plan.

2.7.1 Approved Architectural Drawings. If Tenant requests any revision to the Approved Architectural Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within 7 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Architectural Drawings without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Architectural Drawings within two (2) business days after receiving Landlord’s request for approval thereof. For purposes hereof, any change order affecting the Approved Architectural Drawings shall be deemed a revision to the Approved Architectural Drawings. Notwithstanding any provision herein to the contrary, a revision to the Approved Architectural Drawings shall not require Landlord to re-bid the cost of the performance of the Tenant Improvement Work to any party and instead the Contractor shall just provide a reasonably revised Construction Pricing Proposal.

2.7.2 Approved Additional Programming Information; Approved Initial Programming Information. If Tenant requests Landlord’s approval of any revision to the Approved Additional Programming Information or the Approved Initial Programming Information, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Additional Programming Information or the Approved Initial Programming Information without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Additional Programming Information or the Approved Initial Programming Information within two (2) business days after receiving Landlord’s request for approval thereof. Notwithstanding any provision herein to the contrary, a revision to the Approved Additional Programming Information and/or the Approved Initial Programming Information shall not require Landlord to re-bid the cost of the performance of the Tenant Improvement Work to any party and instead the Contractor shall just provide a reasonably revised Construction Pricing Proposal.

2.7.3 Approved Space Plan. If Tenant requests Landlord’s approval of any revision to the Approved Space Plan, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Space Plan without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Space Plan within two (2) business days after receiving Landlord’s request for approval thereof. Notwithstanding any provision herein to the contrary, a revision to the Approved Space Plan shall not require Landlord to re-bid the cost of performing the Tenant Improvement Work to any party and instead the Contractor shall just provide a reasonably revised Construction Pricing Proposal.

2.8 Tenant’s Approval Deadline. Tenant shall approve the Construction Pricing Proposal pursuant to Section 2.6.1 above on or before Tenant’s Approval Deadline (defined below). As used in this Work Letter, “Tenant’s Approval Deadline” means the date occurring 44 business days after the mutual execution and delivery of this Agreement; provided, however, that Tenant’s Approval Deadline shall be extended by one (1) day for each day, if any, by which Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6.1 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

Exhibit B

4

3 CONSTRUCTION.

3.1 Contractor. Landlord shall retain the Contractor to perform the Tenant Improvement Work. Notwithstanding the foregoing, if any such Contractor is unwilling to or unable to perform the Tenant Improvement Work in the manner required by the Landlord, Landlord shall have the right to replace such Contractor with another contractor selected and/or approved by Landlord in its sole and absolute discretion (which party shall become the Contractor); provided, however that the selection of the replacement contractor shall not be subject to the aforementioned bidding process. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Engineering Drawings.

3.2.1 Preparation. Landlord shall cause the engineering working drawings for the mechanical, electrical, plumbing, fire-alarm and fire sprinkler work in the Premises (the “Engineering Drawings”) to (a) be prepared by the Architect and/or engineers or other consultants selected and/or retained by the Architect or Landlord, and (b) conform to the Approved Space Plan, the Approved Additional Programming Information, the first sentence of Section 4 below, and any then-existing Approved Architectural Drawings (collectively, the “Engineering Requirements”).

3.2.2 Design Build. Except as provided in Section 3.2.3 below:

A. Delivery and Approval. The Engineering Drawings shall be delivered to Tenant within 15 business days after the later of Tenant’s approval of the Architectural Drawings pursuant to Section 2.5 above or the mutual execution and delivery of this Agreement. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), the Engineering Drawings within five (5) business days after the latest of (a) Tenant’s receipt of the Engineering Drawings, (b) Tenant’s approval of the Architectural Drawings, or (c) the mutual execution and delivery of this Agreement. After receiving any such notice of reasonable disapproval, Landlord shall cause the Contractor to revise the Engineering Drawings and resubmit them to Tenant, taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to make any revision to the Engineering Drawings that conflicts with the Engineering Requirements or the Landlord Requirements or is otherwise reasonably disapproved by Landlord. Such procedure shall be repeated as necessary until Tenant has reasonably approved the Engineering Drawings. Such approved Engineering Drawings shall be referred to herein as the “Approved Engineering Drawings”.

B. Revisions. If Tenant requests any revision to the Approved Engineering Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Engineering Drawings without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Engineering Drawings within two (2) business days after receiving Landlord’s request for approval thereof. Any change order affecting the Approved Engineering Drawings shall be deemed a revision to the Approved Engineering Drawings.

3.2.3 Design Bid Build. If Landlord, at its option, causes the Engineering Drawings to be delivered to Tenant on or before the date on which the Architectural Drawings are first delivered to Tenant pursuant to Section 2.5 above, then (a) Section 3.2.2 above shall not apply; (b) Tenant’s review and approval of, and any revisions to, the Engineering Drawings shall be governed by Sections 2.5 and 2.7 above as if the Engineering Drawings were part of the Architectural Drawings; and (c) the Engineering Drawings, as approved by Tenant pursuant to Section 2.5 above, shall be referred to herein as the “Approved Engineering Drawings”.

3.3 Permits. Landlord shall cause the Contractor to submit the Approved Architectural Drawings and the Approved Engineering Drawings (collectively, the “Approved Construction Drawings”) to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary for the Contractor to complete the Tenant Improvement Work (the “Permits”).

Exhibit B

5

3.4 Construction.

3.4.1 Performance of Tenant Improvement Work. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to 1% of the aggregate amount of all Allowance Items other than the Landlord Supervision Fee. Notwithstanding the foregoing, the Landlord Supervision Fee shall not exceed $12,000.00.

3.4.2 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 30 days after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements, or if, within 11 months after substantial completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall promptly cause such defect to be corrected.

4 COMPLIANCE WITH LAW; SUITABILITY FOR TENANT’S USE. Landlord shall cause the Architect and the Contractor to use the Required Level of Care (defined below) to cause the Space Plan, the Architectural Drawings and the Engineering Drawings to comply with law; provided, however, that Landlord shall not be responsible for any violation of law resulting from (a) any particular use of the Premises (as distinguished from general office use), or (b) any failure of the Approved Initial Programming Information or the Approved Additional Programming Information to comply with law. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause architectural and engineering plans, drawings and specifications to comply with law where such plans, drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Except as provided above in this Section 4, Tenant shall be responsible for ensuring that the Initial Programming Information, the Space Plan, the Additional Programming Information, the Architectural Drawings and the Engineering Drawings (collectively, the “Plans”) are suitable for Tenant’s use of the Premises and comply with law, and neither the preparation of any of the Plans by the Architect or the Contractor nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. To the extent that either party (the “Responsible Party”) is responsible under this Section 4 for causing the Plans to comply with law, the Responsible Party may contest any alleged violation of law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

5 COMPLETION.

5.1 Substantial Completion. For purposes of Section 1.3.2 of this Agreement, and subject to Section 5.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

5.2 Tenant Cooperation; Tenant Delay. Tenant shall use reasonable efforts to cooperate with Landlord, the Architect, the Contractor, and Landlord’s other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal, obtain the Permits, and complete the Tenant Improvement Work as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, if (i) the Tenant Improvements include the installation of electrical connections for furniture stations to be installed by Tenant, and (ii) any electrical portions of such furniture stations or any other portions of such furniture stations must be installed in order for Landlord to obtain any governmental approval required for occupancy of the Premises, then (x) Tenant, upon five (5) business days’ notice from Landlord, shall promptly install such portions of such furniture stations in accordance with Sections 7.2 and 7.3 of this Lease, and (y) during the period of Tenant’s entry into the Premises for the purpose of performing such installation, all of Tenant’s obligations under this Agreement relating to the Premises shall apply, except for the obligation to pay Monthly Rent. In addition, without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Construction Pricing Proposal pursuant to Section 2.6.1 above on or before Tenant’s Approval Deadline; (b) any failure of Tenant to timely approve the Engineering Drawings, pursuant to Section 3.2.2.A above, for any reason other than their failure to satisfy the Engineering Requirements; (c) any failure of Tenant to timely approve any other matter requiring Tenant’s approval; (d) any breach by Tenant of this Work Letter or this Agreement; (e) any request by Tenant for any revision to, or for Landlord’s approval of any revision to, any portion of the Plans that has previously been approved by both parties (except to the extent that such delay results from a breach by Landlord of

Exhibit B

6

its obligations under Section 2.7 or 3.2.2.B above); (f) any requirement of Tenant for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work as set forth in this Agreement; (g) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings (other than any work that is a Landlord Cost), but only to the extent that Landlord notifies Tenant, when submitting such drawings for Tenant’s review, of the length of the delay that will be caused by such change); or (h) any other act or omission of Tenant or any of its agents, employees or representatives (provided that in the case of this clause (h), only to the extent that Landlord provides Tenant with notice (which notice, notwithstanding Section 25.1 of this Lease may be given orally, by e-mail, or by any other method) of such Tenant Delay within five (5) business days after discovering it), then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Premises to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence.

6 MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

Exhibit B

7

EXHIBIT C

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

CONFIRMATION LETTER

_____________________, 20__

To:

Re: Office Lease (the “Lease”) dated ______________, 2018, between HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company (“Landlord”), and POSHMARK, INC., a Delaware corporation (“Tenant”), concerning Suite 700 on the seventh floor and Suite 800 on the eighth floor of the building located at 203 Redwood Shores Parkway, Redwood City, California.

Dear _________________:

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is _____________ and the Expiration Date is _______________.

2.	The exact number of rentable square feet within the Premises is _________ square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is ____________%, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within ten (10) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

HUDSON TOWERS AT SHORE CENTER,
LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

	By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

Exhibit C

1

Agreed and Accepted as of , 20 .

“Tenant”:

POSHMARK, INC., a Delaware corporation

By:
Name:
Title:

Exhibit C

2

EXHIBIT D

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Ten (10) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register (if applicable), and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, evacuation, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

Exhibit D

1

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10. Except for snack and soft drink vending machines at locations within the Premises reasonably approved by Landlord and intended for the sole use of Tenant’s employees and invitees, no vending machine shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals legally required to be admitted), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

Exhibit D

2

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s sole and absolute discretion), allow any employee, contractor or agent to carry any type of gun or other firearm in or about the Premises, the Building or the Project.

22. Any persons employed by Tenant to do janitorial work (a) shall be subject to Landlord’s prior consent; (b) shall not, in Landlord’s reasonable judgment, disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project; and (c) while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 (as may be amended or replaced) and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof, provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant. Notwithstanding the foregoing, no rule that is added to the initial Rules and Regulations shall be enforced against Tenant in a manner that unreasonably discriminates in favor of any other similarly situated tenant.

Exhibit D

3

EXHIBIT E

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

(a) It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, subject to the exclusions set forth in (b) below, any and every action, proceeding or cross-claim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”).

(b) Excluded from the requirement of judicial reference set forth above are (i) actions to seek emergency injunctive relief, preliminary injunctive relief, unlawful or forcible detainer, or a prejudgment writ of attachment and (ii) any dispute for which an alternative dispute resolution procedure is otherwise expressly provided in the Lease (including any exhibits thereto). The actions described in (i) above may be brought in the trial court in the county in which the Premises are located; provided, however, that as soon as practicable after the trial court rules on one or more of the above issues, the parties shall refer the lawsuit, and any remaining issues, controversies, or disputes to a referee, as provided in this section and the Referee Sections.

(c) Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease.

(d) The exclusive venue of the proceedings shall be in the county in which the Premises are located.

(e) Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from the panels offered by JAMS or ADR Services, Inc. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor shall the referee have the power to award any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover such damages.

(f) The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law.

(g) The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree

Exhibit E

1

that the parties and the referee shall use best efforts to ensure that (a) discovery, including all expert discovery (but excluding motions regarding discovery) be concluded within six (6) months of the date of the appointment of the referee, and (b) a trial date be set so that the trial proceeding is held no more than nine (9) months after the date of the appointment of the referee.

(h) In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

2

EXHIBIT F

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

ADDITIONAL PROVISIONS

1.

California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises”.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Premises, then Tenant shall pay (i) the fee for any such inspection so carried out by or at the request of Tenant, and (ii) except as may be otherwise expressly provided in this Lease, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises identified by such CASp inspection so carried out by or at the request of Tenant.

2.	Charging Units.

2.1

In the Parking Facility and at Landlord’s expense, Landlord shall construct or install eight (8) vehicle charging units (for purposes hereof, each a “Charging Unit” and collectively the “Charging Units”), each with the capability to charge one electric or hybrid vehicle at a time (by solar power or otherwise), including, without limitation, the installation of appropriate electrical cables and other equipment connecting the Charging Units to an electrical panel designated by Landlord. The parties agree that Landlord may install four (4) charging stations, each with two (2) charging units, to meet the requirement for eight (8) total charging units above. Landlord shall use commercially reasonable efforts to complete such construction and/or installation (“Charger Installation Work”) no later than August 1, 2019 (the “Anticipated Charger Installation Date”). Notwithstanding any contrary provision hereof, any delay in the completion of (and any failure to complete) the Charger Installation Work or inconvenience suffered by Tenant during the performance of the Charger Installation Work shall not delay the Commencement Date, nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any remedy, credit, abatement or adjustment of rent or other sums payable under the Lease.

2.2

From and after the completion of the Charger Installation Work and continuing until the expiration or earlier termination of the Lease (but subject to the provisions of this Section 2 (and, to the extent not inconsistent with the terms of this Section 2, Section 24 of the Lease)), and provided Tenant’s employees (the “Charger Users”) execute Landlord’s (and/or Landlord’s operator’s) standard form of agreement and pay the applicable fees related thereto, such Charger Users shall be entitled to use (along with other visitors to the Project, including, without limitation, the general public) the Charging Units on a first-come-first-serve-basis.

2.3

The use of the Charging Units shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Charging Units. Landlord and Tenant acknowledge that the use of the Charging Units by the Charger Users shall be at their own risk and that each of the Tenant’s waivers, releases and indemnities set forth in the Lease shall apply to Tenant’s and the Charger User’s use of the Charging Units. The costs of operating, maintaining and repairing the Charging Units may be included as part of Expenses. Tenant acknowledges that the provisions of this Section 2 shall not be deemed to be a representation by Landlord that

Exhibit F

1

Landlord shall continuously maintain the Charging Units (or any other vehicle charging equipment) throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole and absolute discretion, to expand or otherwise reasonably modify the Charging Units. None of the following circumstances shall render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement or reduction of Rent, relieve Tenant from the obligation to fulfill any covenant or agreement, or result in an event of default by Landlord under the Lease: (i) Landlord’s failure to furnish, or any interruption, diminishment or termination of electrical services to the Charging Units due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions, the occurrence of an event of Force Majeure or for any other reason; (ii) the expansion, contraction, elimination or modification of the Charging Units, and/or (iii) the termination of Tenant’s or the Charger Users’ ability to use the Charging Units.

3.

Early Entry. Tenant may enter the Premises (i) after installation of the ceiling grid in the Premises and before the Commencement Date solely for the purpose of installing telecommunications and data cabling in the Premises, and (ii) after installation of the carpeting in the Premises and before the Commencement Date solely for the purpose of installing equipment, furnishings and other personal property in the Premises. Other than the obligation to pay Monthly Rent, all of Tenant’s obligations hereunder shall apply during any period of such early entry. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Premises pursuant to this Section 3 if Landlord reasonably determines that such entry is endangering individuals working in the Premises or is delaying completion of the Tenant Improvement Work (defined in Exhibit B).

4.	Building Signage.

4.1

Tenant’s Right to Building Signage. Subject to the terms of this Section 4, from and after the Commencement Date, Tenant shall have the right to install, maintain, repair, replace and operate the Building Signage (defined below). As used herein, “Building Signage” means a sign that bears the Tenant Name (defined below) and is located at the top of the exterior side of the Building in a location approved by Landlord and subject to all other required approvals. Subject to all other required approvals, Landlord hereby approves the approximate location shown in Exhibit I attached hereto. As used herein, “Tenant Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (“Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is then being used by Tenant on a substantially nationwide basis and is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, (i) Tenant’s rights to the Building Signage under this Section 4 shall be personal to the party named as Tenant in the first paragraph of this Lease (“Existing Tenant”) and to any successor to Existing Tenant’s interest in the Lease that acquires its interest in the Lease solely by means of one or more Permitted Transfers originating with Existing Tenant, and may not be transferred to any other party; and (ii) if at any time a Signage Default (defined below) occurs or the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further right to the Building Signage under this Section 4, even if such Signage Default is later cured and/or the Minimum Occupancy Requirement later becomes satisfied, as applicable. For purposes hereof, a “Signage Default” shall be deemed to occur if and only if (x) after a Default occurs under Section 19.1 of the Lease, Landlord provides Tenant with written notice that Tenant may lose its right to Building Signage under this Section 4 if Tenant fails to cure such Default within fifteen (15) business days after such notice (in addition to any notice and cure period required to establish the Default), and (y) such Default is not cured within such 15-business-day period. For purposes hereof, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if a portion of the Premises containing at least one full floor in the Building has not been subleased other than to an Affiliate.

4.2

Landlord’s Approval. The size, color, materials and all other aspects of the Building Signage, including the manner in which it is attached to the Building and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion.

Exhibit F

2

4.3

General Provisions. Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Building Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws and all requirements of the Redwood Shores Business Association. Without limiting the foregoing, Tenant shall not install or modify the Building Signage until after obtaining and providing copies to Landlord of all permits and approvals necessary therefor. Tenant shall be solely responsible, at its expense, for obtaining such permits and approvals; provided, however, that Landlord shall reasonably cooperate with Tenant, at no material cost or liability to Landlord, in executing permit applications and performing any other ministerial acts reasonably necessary to enable Tenant to obtain such permits and approvals. Within 30 days after the expiration or earlier termination of the Lease (or, if earlier, the date on which Tenant becomes no longer entitled to Building Signage under this Section 4), Tenant, at its expense, shall remove the Building Signage and restore all damage to the Building caused by its installation, operation or removal. Notwithstanding any contrary provision of the Lease, Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Building Signage, and (ii) promptly repair the Building Signage if it is damaged by fire or any other casualty (unless Tenant, by prompt written notice to Landlord, elects to remove the Building Signage altogether, in which event Tenant shall no longer be entitled to Building Signage under this Section 4). Except as may be expressly provided in this Section 4, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Building Signage shall be governed by the provisions of Section 7.2 of the Lease as if such work were an Alteration. If an emergency results from Tenant’s failure to maintain, repair, replace, operate or remove the Building Signage as required under this Section 4, then, without limiting Landlord’s remedies, Landlord, at its option, with notice to Tenant (by telephone, e-mail, fax or any other reasonable method, notwithstanding Section 25.1 of the Lease), may perform such maintenance, repair, replacement, operation or removal, in which event Tenant shall reimburse Landlord for the reasonable cost thereof upon Landlord’s demand. The costs of any utilities consumed in operation of the Building Signage shall be paid by Tenant upon Landlord’s demand in accordance with Section 3 of the Lease.

5.	First Extension Option.

5.1.

Grant of Option; Conditions. Tenant shall have the right (the “First Extension Option”) to extend the Term for one (1) additional period of five (5) years beginning on the day immediately following the initial Expiration Date and ending on the fifth anniversary thereof (the “First Extension Term”), if:

(a)

not less than 9 and not more than 12 full calendar months before the expiration date of the Lease, Tenant delivers written notice to Landlord (the “First Extension Notice”) electing to exercise the First Extension Option;

(b)	no Default exists when Tenant delivers the First Extension Notice;

(c)	no more than 25% of the Premises is sublet (other than to an Affiliate) when Tenant delivers the First Extension Notice; and

(d)	the Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the First Extension Notice.

5.2.	Terms Applicable to First Extension Term.

A.

During the First Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.

During the First Extension Term Tenant shall pay Tenant’s Share of Expense Excess or Tax Excess for the Premises in accordance with the Lease; provided that the Base Year shall be the calendar year in which the First Extension Term commences.

5.3.	Procedure for Determining Prevailing Market.

A.

Initial Procedure. Within 30 days after receiving the First Extension Notice, Landlord shall give Tenant written notice of Landlord’s estimate of the Prevailing Market rate for the First Extension Term (“Landlord’s Estimate”). Within 30 days of receiving Landlord’s Estimate, Tenant shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s Estimate, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such

Exhibit F

3

estimate and stating Tenant’s estimate of the Prevailing Market rate for the First Extension Term. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord, within 15 days thereafter, shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the First Extension Term stated in Tenant’s Rejection Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate. If Landlord gives Tenant a Landlord’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the First Extension Term. If, within 30 days after delivery of a Landlord’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 5.3.B below shall apply.

B.	Dispute Resolution Procedure.

1.

If, within 30 days after delivery of a Landlord’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the First Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the First Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in Redwood City, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

2.

If each party selects an Agent in accordance with Section 5.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the First Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the First Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the First Extension Term and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

C.

Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the First Extension Term, Tenant shall pay Base Rent for the First Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of the Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the First Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

Exhibit F

4

5.4.

First Extension Amendment. If Tenant is entitled to and properly exercises its First Extension Option, and if the Prevailing Market rate for the First Extension Term is determined in accordance with Section 5.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “First Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of the Lease, and other appropriate terms in accordance with this Section 5, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the First Extension Amendment within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the First Extension Term in accordance with Section 5.3 above, an otherwise valid exercise of the First Extension Option shall be fully effective whether or not the First Extension Amendment is executed.

5.5.

Definition of Prevailing Market. For purposes of this First Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Redwood City, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

5.6.	[Intentionally Omitted].

6.	Second Extension Option.

6.1.

Grant of Option; Conditions. Tenant shall have the right (the “Second Extension Option”) to extend the Term for one (1) additional period of five (5) years beginning on the day immediately following the last day of the First Extension Term and ending on the fifth anniversary of such date (the “Second Extension Term”), if:

(a)

not less than 9 and not more than 12 full calendar months before the expiration of the First Extension Term, Tenant delivers written notice to Landlord (the “Second Extension Notice”) electing to exercise the Second Extension Option;

(b)	no Default exists when Tenant delivers the Second Extension Notice;

(c)	no more than 25% of the Premises is sublet (other than to an Affiliate) when Tenant delivers the Second Extension Notice; and

(d)	the Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Second Extension Notice; and

(e)	Tenant exercised the First Extension Option.

6.2.	Terms Applicable to Second Extension Term.

A.

During the Second Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.

During the Second Extension Term Tenant shall pay Tenant’s Share of Expense Excess or Tax Excess for the Premises in accordance with the Lease; provided that the Base Year shall be the calendar year in which the Second Extension Term commences.

Exhibit F

5

6.3.	Procedure for Determining Prevailing Market.

A.

Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant written notice of Landlord’s estimate of the Prevailing Market rate for the Second Extension Term (“Landlord’s Estimate”). Within 30 days of receiving Landlord’s Estimate, Tenant shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s Estimate, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate and stating Tenant’s estimate of the Prevailing Market rate for the Second Extension Term. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord, within 15 days thereafter, shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Second Extension Term stated in Tenant’s Rejection Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate. If Landlord gives Tenant a Landlord’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Second Extension Term. If, within 30 days after delivery of a Landlord’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 6.3.B below shall apply.

B.	Dispute Resolution Procedure.

1.

If, within 30 days after delivery of a Landlord’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Second Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Second Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in Redwood City, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

2.

If each party selects an Agent in accordance with Section 6.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Second Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Second Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the Second Extension Term and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

Exhibit F

6

C.

Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Second Extension Term, Tenant shall pay Base Rent for the Second Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of the Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Second Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

6.4.

Second Extension Amendment. If Tenant is entitled to and properly exercises its Second Extension Option, and if the Prevailing Market rate for the Second Extension Term is determined in accordance with Section 6.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Second Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of the Lease, and other appropriate terms in accordance with this Section 6, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Second Extension Term in accordance with Section 6.3 above, an otherwise valid exercise of the Second Extension Option shall be fully effective whether or not the Second Extension Amendment is executed.

6.5.

Definition of Prevailing Market. For purposes of this Second Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Redwood City, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

6.6.	[Intentionally Omitted.]

7.	Right of First Refusal.

7.1.	Grant of Option; Conditions.

A.

Subject to the terms of this Section 7, Tenant shall have a right of first refusal (“Right of First Refusal”) with respect to the following suite (and with respect to each portion of such suite) (such suite or portion thereof, a “Potential Refusal Space”): the 25,549 rentable square feet known as Suite No. 300 on the third floor of the Building shown on the demising plan attached to the Lease as Exhibit J. Tenant’s Right of First Refusal shall be exercised as follows: If Landlord has a prospective tenant interested in leasing a Potential Refusal Space (other than to a then existing tenant thereof), then, subject to the terms of this Section 7, Landlord, before leasing such Potential Refusal Space to such prospective tenant, shall provide Tenant with a written notice (for purposes of this Section7, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Refusal Space (sometimes referred to herein as a “Refusal Space”) to such prospective tenant; provided, however, that if Landlord sends the Advice on or prior to the first anniversary of the date of full execution and delivery of this Lease, the Base Rent, Allowance, Base Year and any Abated Rent set forth by Landlord in the Advice for the Refusal Space shall instead be as provided in Section 7.2.E below. Upon receiving an Advice, Tenant may lease the Refusal Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a written notice of exercise (for purposes of this Section 7, a “Notice of Exercise”) within five (5) business days after receiving the Advice.

Exhibit F

7

B.

If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 7.1.A above, then Landlord may lease the Refusal Space to any party on any terms determined by Landlord in its sole and absolute discretion.

C.

Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Refusal Space based on such Advice if any of the following conditions exists:

(1)	a Default exists;

(2)	all or any portion of the Premises is sublet (other than to an Affiliate);

(3)	the Lease has been assigned (other than pursuant to a Permitted Transfer); or

(4)	provided that the Commencement Date has occurred, Tenant is not occupying the Premises.

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Refusal Space based on such Advice, then Landlord may lease the Refusal Space to any party on any terms determined by Landlord in its sole and absolute discretion.

7.2.	Terms for Refusal Space.

A.

Sections 5 and 6 above shall not apply to the Refusal Space unless the term for the Refusal Space is coterminous with the term for the initial Premises hereunder, in which case, notwithstanding any contrary provision of Section 7.1.A above, the Advice shall not be required to include any extension or renewal option.

B.

The term for the Refusal Space shall commence on the commencement date stated in the Advice and thereupon the Refusal Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice (including the provision of the Advice establishing the expiration date for the Refusal Space) shall prevail to the extent they conflict with the provisions of the Lease.

C.

Tenant shall pay Monthly Rent for the Refusal Space in accordance with the provisions of the Advice. The Base Year with respect to the Refusal Space shall be the calendar year in which the Refusal Space is scheduled to commence in accordance with the Advice.

D.

Except as may be otherwise provided in the Advice, (i) the Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Refusal Space or the commencement date for the Refusal Space; and (ii) if Landlord is delayed in delivering possession of the Refusal Space by any holdover or unlawful possession of the Refusal Space by any party, Landlord shall use reasonable efforts to obtain possession of the Refusal Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Refusal Space shall be deferred until after Landlord has obtained possession of the Refusal Space (plus any tenant improvement period that may be included in the Advice).

E.

If Landlord sends the Advice on or prior to the first anniversary of the date of full execution and delivery of this Lease, then notwithstanding anything in this Section 7 to the contrary, the Advice shall provide (with any concessions being in lieu of and not in addition to concessions that Landlord was prepared to offer the prospect): (i) the commencement date for the Refusal Space shall be the Refusal Space Commencement Date (as defined below) and the term for the Refusal Space shall be coterminous with the initial Term for the original Premises hereunder; (ii) the amount of Base Rent payable for the Refusal Space shall be the same, on a per-rentable-square-foot basis, as the Base Rent that is then

Exhibit F

8

payable for the original Premises hereunder (as determined without giving effect to the abatement of Base Rent set forth in Section 1.4 of this Lease, but giving effect instead to an abatement of Base Rent for the period beginning on the commencement date for the Refusal Space and having a duration equal to 9 full calendar months multiplied by the percentage obtained by dividing the length of the initial fixed term for the Refusal Space by 63 (the “Refusal Space Term Percentage”)); (iii) Tenant shall pay for Tenant’s Share of Expense Excess and Tax Excess for the Refusal Space on the same terms and conditions (including the same Base Year) as for the original Premises hereunder; and (iv) Tenant shall be entitled to receive a one-time allowance for the construction of tenant improvements in the Refusal Space in an amount per rentable square foot of the Refusal Space equal to $80.00 multiplied by the Refusal Space Term Percentage (“Refusal Space Allowance”) to be applied toward the Refusal Space Allowance Items (defined below). Tenant shall be responsible for all costs associated with the Refusal Space Improvement Work (defined below), including the costs of the Refusal Space Allowance Items, to the extent such costs exceed the lesser of (1) the Refusal Space Allowance, or (2) the aggregate amount that Landlord is required to disburse for such purpose pursuant hereto. Notwithstanding any contrary provision hereof, if Tenant fails to use the entire Refusal Space Allowance within twenty-four (24) months following the commencement date for the applicable Refusal Space, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto. As used herein, “Refusal Space Tenant Improvements” means all improvements to be constructed in the applicable Refusal Space pursuant to this provision, and “Refusal Space Tenant Improvement Work” means the construction of the Refusal Space Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Refusal Space Tenant Improvements. Except as otherwise provided in this provision, the Refusal Space Allowance shall be disbursed by Landlord only for the following items (in each case, the “Refusal Space Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (defined below); (b) plan-check, permit and license fees relating to performance of the Refusal Space Tenant Improvement Work; (c) the cost of performing the Refusal Space Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Refusal Space or Building required by Tenant’s plans and specifications (in each case, for purposes of this provision, the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Refusal Space Tenant Improvement Work required by Law; (f) the Coordination Fee (defined below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Refusal Space Tenant Improvement Work. Subject to the terms hereof, Landlord shall disburse the Refusal Space Allowance for Refusal Space Allowance Items by delivering a check to Tenant within 30 days after the latest of (w) the completion of the Refusal Space Tenant Improvement Work in accordance with the approved plans and specifications; (x) Landlord’s receipt of (i) copies of all third-party contracts (including change orders) pursuant to which the Refusal Space Tenant Improvement Work has been performed, including paid invoices from all parties providing labor or materials to the Refusal Space; (ii) executed unconditional mechanic’s lien releases satisfying California Civil Code § 8138, as reasonably determined by Landlord; (iii) if applicable, a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Refusal Space Tenant Improvement Work has been substantially completed; (iv) evidence that all governmental approvals required for Tenant to legally occupy the Refusal Space have been obtained; and (v) any other information reasonably requested by Landlord; (y) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (z) Tenant’s compliance with Landlord’s standard “close out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s disbursement shall not be deemed Landlord’s approval or acceptance of the Refusal Space Tenant Improvement Work. Without limitation, the Refusal Space Tenant Improvement Work shall be subject to Sections 7.2 (except Section 7.2(d)), 7.3 and 8 of the Lease. Tenant shall reimburse Landlord (subject to clause (a) above), upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (in each case, for

Exhibit F

9

purposes of this Section 7, “Review Fees”). In consideration of Landlord’s coordination of the Refusal Space Tenant Improvement Work, Tenant shall pay Landlord a fee (in each case, for purposes of this Section 7, the “Coordination Fee”) in an amount equal to 1% of the cost of the Refusal Space Tenant Improvement Work not to exceed $12,000. Notwithstanding anything in this Section 7.2.E to the contrary, but subject to the expiration date for the Refusal Space Allowance set forth above, Tenant may perform improvements to other Refusal Space leased by Tenant pursuant to this Section 7 or Offering Space(s) leased by Tenant pursuant to this Section 8 below and apply a portion of the Refusal Space Allowance thereto, subject to all of the terms and conditions set forth in this Section 7.2.E or 8.2.E, respectively, with respect to such Refusal Space Tenant Improvements or Offering Space Tenant Improvements; provided, however, that no more than 30% of any particular Refusal Space Allowance may be utilized for improvements in Refusal Space other than the Refusal Space in connection with which the applicable Refusal Space Allowance was granted and/or in any Offering Space, collectively. Subject to the provisions herein, the “Refusal Space Commencement Date” shall be the earlier of (i) the first date on which Tenant conducts business in the Refusal Space pursuant to this Lease, (ii) the date that is 120 days after the date that Landlord tenders possession of the Refusal Space to Tenant free from occupancy by any party. If Landlord is delayed in delivering possession of the Refusal Space by any holdover or unlawful possession of the Refusal Space by any party, Landlord shall use reasonable efforts to obtain possession of the Refusal Space as soon as practicable.

7.3.	Termination of Right of First Refusal; One-Time Right.

A.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Refusal, after the date that is nine (9) month prior to the initial Expiration Date of this Lease.

B.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Refusal, with respect to any Potential Refusal Space after the date on which Landlord becomes entitled to lease such Potential Refusal Space to a third party under Section 7.1.B or Section 7.1.C above.

7.4.

Refusal Amendment. If Tenant validly exercises its Right of First Refusal, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Refusal Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, and other appropriate terms in accordance with this Section 7. Tenant shall execute and return the Refusal Amendment to Landlord within 15 days after receiving it, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Amendment is executed.

7.5.

Subordination. Notwithstanding any contrary provision hereof, Tenant’s Right of First Refusal shall be subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Project existing on the date hereof. In addition, if Landlord, as permitted under Section 7.5.1.B or 7.5.1.C above, leases any Potential Refusal Space to a third party on terms including a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Refusal Space (and if, in the case of any such lease permitted under Section 7.5.1.B above, such expansion right was disclosed in the Advice received by Tenant), then Tenant’s Right of First Refusal with respect to such other Potential Refusal Space shall be subject and subordinate to such expansion right in favor of such third party.

8.	Right of First Offer.

8.1.	Grant of Option; Conditions.

A.

Subject to the terms of this Section 8, Tenant shall have a right of first offer (“Right of First Offer”) with respect to each of the following suites (and with respect to each portion of each such suite) (each such suite or portion thereof, a “Potential Offering Space”): (i) the 5,229 rentable square feet known as Suite

Exhibit F

10

No. 600 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K, (ii) the 2,019 rentable square feet known as Suite No. 610 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K, (iii) the 2,560 rentable square feet known as Suite No. 620 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K, (iv) the 2,548 rentable square feet known as Suite No. 630 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K, (v) the 2,853 rentable square feet known as Suite No. 640 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K, (vi) the 2,208 rentable square feet known as Suite No. 650 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K, (vii) the 1,985 rentable square feet known as Suite No. 660 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K, (viii) the 2,812 rentable square feet known as Suite No. 670 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K, (ix) the 3,071 rentable square feet known as Suite No. 680 on the sixth floor of the Building shown on the demising plan attached to the Lease as Exhibit K. Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord, subject to the terms of this Section 8, shall provide Tenant with a written notice (for purposes of this Section 8, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Offering Space (sometimes referred to herein as an “Offering Space”) to Tenant, which terms shall be consistent with Section 8.2 below. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that such third-party tenant, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. Upon receiving an Advice, Tenant may lease the Offering Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a written notice of exercise (for purposes of this Section 7, a “Notice of Exercise”) within five (5) business days after receiving the Advice.

B.

If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 8.1.A above, Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

C.

Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Offering Space based on such Advice if any of the following conditions exists:

(1)	a Default exists;

(2)	more than 15% of the Premises is sublet (other than to an Affiliate);

(3)	the Lease has been assigned (other than pursuant to a Permitted transfer); or

(4)	provided that the Commencement Date has occurred, Tenant is not occupying the Premises.

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Offering Space based on such Advice, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

Exhibit F

11

8.2.	Terms for Offering Space.

A.

The term for the Offering Space shall be such period as Landlord, in its sole and absolute discretion, may set forth in the Advice; provided, however, that such term shall be not less than coterminous with the term for the initial Premises hereunder and (except to the extent necessary to be so coterminous) shall not exceed 120 months. Sections 5 and 6 above shall not apply to the Offering Space unless the term for the Offering Space is coterminous with the term for the initial Premises hereunder.

B.

The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice (including the provision of the Advice establishing the expiration date for the Offering Space) shall prevail to the extent they conflict with the provisions of the Lease.

C.

Tenant shall pay Monthly Rent for the Offering Space in accordance with the provisions of the Advice. The Base Year with respect to the Offering Space shall be the calendar year in which the Offering Space is scheduled to commence in accordance with the Advice. The Advice shall reflect the Prevailing Market (defined in Section 8.5 below) rate for the Offering Space as determined in Landlord’s reasonable judgment.

D.

Except as may be otherwise provided in the Advice, (i) the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Offering Space or the commencement date for the Offering Space; and (ii) if Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Offering Space shall be deferred until after Landlord has obtained possession of the Offering Space.

E.

If Landlord sends the Advice on or prior to the date that is eighteen (18) months after the date of full execution and delivery of this Lease, then notwithstanding anything in this Section 8 to the contrary, the Advice shall provide (with any concessions being in lieu of and not in addition to concessions that Landlord would otherwise have been prepared to offer in connection with leasing such Offering Space to offer): (i) the commencement date for the Offering Space shall be 120 days after Landlord tenders possession of the Offering Space to Tenant free from occupancy by any other party and the term for the Offering Space shall be coterminous with the initial Term for the original Premises hereunder; (ii) the amount of Base Rent payable for the Offering Space shall be equal to $5.65 per rentable square foot of the Offering Space per month, with three percent (3%) increases effective as of each anniversary of the commencement date for the Offering Space; (iii) in lieu of any abatement of Base Rent as set forth in Section 1.4 of this Lease, there shall be an abatement of Base Rent for the first three (3) full calendar months of the term for the Offering Space; (iii) Tenant shall pay for Tenant’s Share of Expense Excess and Tax Excess for the Offering Space on the same terms and conditions (including the same Base Year) as for the original Premises hereunder; and (iv) Tenant shall be entitled to receive a one-time allowance for the construction of tenant improvements in the Offering Space in the amount of $50.00 per rentable square foot of the Offering Space (“Offering Space Allowance”) to be applied toward the Offering Space Allowance Items (defined below). Tenant shall be responsible for all costs associated with the Offering Space Improvement Work (defined below), including the costs of the Offering Space Allowance Items, to the extent such costs exceed the lesser of (1) the Offering Space Allowance, or (2) the aggregate amount that Landlord is required to disburse for such purpose pursuant hereto. Notwithstanding any contrary provision, if Tenant fails to use the entire Offering Space Allowance within twenty-four (24) months following the commencement date for the applicable Offering Space, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto. As used herein, “Offering Space Tenant Improvements” means all improvements to be constructed in the applicable Offering Space pursuant to this provision, and “Offering Space Tenant Improvement Work” means the construction of the

Exhibit F

12

Offering Space Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Offering Space Tenant Improvements. Except as otherwise provided in this provision, the Offering Space Allowance shall be disbursed by Landlord only for the following items (in each case, the “Offering Space Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (as defined below); (b) plan-check, permit and license fees relating to performance of the Offering Space Tenant Improvement Work; (c) the cost of performing the Offering Space Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Offering Space or Building required by Tenant’s plans and specifications (in each case, for purposes of this provision, the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Offering Space Tenant Improvement Work required by Law; (f) the Coordination Fee (defined below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Offering Space Tenant Improvement Work. Subject to the terms hereof, Landlord shall disburse the Offering Space Allowance for Offering Space Allowance Items by delivering a check to Tenant within 30 days after the latest of (w) the completion of the Offering Space Tenant Improvement Work in accordance with the approved plans and specifications; (x) Landlord’s receipt of (i) copies of all third-party contracts (including change orders) pursuant to which the Offering Space Tenant Improvement Work has been performed, including paid invoices from all parties providing labor or materials to the Offering Space; (ii) executed unconditional mechanic’s lien releases satisfying California Civil Code § 8138, as reasonably determined by Landlord; (iii) if applicable, a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Offering Space Tenant Improvement Work has been substantially completed; (iv) evidence that all governmental approvals required for Tenant to legally occupy the Offering Space have been obtained; and (v) any other information reasonably requested by Landlord; (y) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (z) Tenant’s compliance with Landlord’s standard “close out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s disbursement shall not be deemed Landlord’s approval or acceptance of the Offering Space Tenant Improvement Work. Without limitation, the Offering Space Tenant Improvement Work shall be subject to Sections 7.2 (except Section 7.2(d)), 7.3 and 8 of the Lease. Tenant shall reimburse Landlord (subject to clause (a) above), upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (in each case, as used in this Section 8, “Review Fees”). In consideration of Landlord’s coordination of the Offering Space Tenant Improvement Work, Tenant shall pay Landlord a fee (in each case, for purposes of this Section 8, “Coordination Fee”) in an amount equal to 1% of the cost of the Offering Space Tenant Improvement Work not to exceed $12,000. Notwithstanding anything in this Section 8.2.E to the contrary, but subject to the expiration date for the Offering Space Allowance set forth above, Tenant may perform improvements to other Offering Space(s) leased by Tenant pursuant to this Section 8 and apply a portion of the Offering Space Allowance thereto, subject to all of the terms and conditions set forth in this Section 8.2.E with respect to Offering Space Tenant Improvements, provided, however, that no more than 30% of any particular Offering Space Allowance may be utilized for improvements in Offering Space(s) other than the Offering Space in connection with which the applicable Offering Space Allowance was granted.

Exhibit F

13

8.3.	Termination of Right of First Offer; One-Time Right.

A.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, after the date that is nine (9) month prior to the initial Expiration Date of this Lease.

B.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, with respect to any Potential Offering Space after the date, if any, on which Landlord becomes entitled to lease such Potential Offering Space to a third party under Section 8.1.B or 8.1.C above.

8.4.

Offering Amendment. If Tenant validly exercises its Right of First Offer, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, and other appropriate terms in accordance with this Section 8. Tenant shall execute and return the Offering Amendment to Landlord within 15 days after receiving it, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

8.5.

Definition of Prevailing Market. For purposes of this Section 8, “Prevailing Market” means the arms-length, fair-market, annual rental rate per rentable square foot, under renewal and expansion leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder, for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the Redwood City, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; and (ii) any material differences in configuration or condition between the Offering Space and any comparison space.

8.6.

Subordination. Notwithstanding any contrary provision hereof, Tenant’s Right of First Offer shall be subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Project existing on the date hereof. In addition, if Landlord, as permitted under Section 8.1.B or 8.1.C above, leases any Potential Offering Space to a third party on terms including a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space (and if, in the case of any such lease permitted under Section 8.1.B above, such expansion right was disclosed in the Advice received by Tenant), then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

9.

Late Delivery of Premises; Abatement of Base Rent. Notwithstanding any contrary provision hereof, if the Commencement Date does not occur on or before the Outside Completion Date (defined below), Tenant, as its sole remedy, shall be entitled to an abatement of Base Rent, beginning on the date that Base Rent otherwise first becomes payable hereunder, in the amount of $9,226.62, for each day in the period beginning on the Outside Completion Date and ending on the date immediately preceding the Commencement Date. As used herein, “Outside Completion Date” means May 1, 2019; provided, however, that the Outside Completion Date shall be postponed by one (1) day for each day, if any, by which the substantial completion of the Tenant Improvement Work is delayed by any event of Force Majeure: or (b) any Tenant Improvements that are not customary and typical office improvements, except to the extent that such delay resulting from such change constitutes a Tenant Delay.

10.	Elevator Lobby Signage.

10.1.

Tenant’s Right to Elevator Lobby Signage. Subject to the terms of this Section 10, during the Term Tenant shall have the right to install, maintain, repair, replace and operate signage (“Tenant’s Elevator Lobby Signage”) bearing Tenant’s Name (defined below) in the elevator lobby of any full floor that is leased and occupied by Tenant on the wall facing the elevators. As used herein, “Tenant Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (“Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class

Exhibit F

14

office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 10 shall be personal to the party named as Tenant in the first paragraph of this Lease (“Original Tenant”) and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party.

10.2.

Landlord’s Approval. The size, color, materials and all other aspects of the Elevator Lobby Signage, including its exact location and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion.

10.3.

General Provisions. Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Elevator Lobby Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws. Not later than the date of expiration or earlier termination of this Lease (or, if earlier, the date on which Tenant becomes no longer entitled to Elevator Lobby Signage under this Section 10), Tenant, at its expense, shall remove the Elevator Lobby Signage and restore all damage to the Building caused by its installation, operation or removal. Notwithstanding any contrary provision of this Lease, Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Elevator Lobby Signage, and (ii) promptly repair the Elevator Lobby Signage if it is damaged by any Casualty. Except as may be expressly provided in this Section 10, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Elevator Lobby Signage shall be governed by the provisions of Sections 7.2 and 7.3 of this Lease as if such work were an Alteration.

Exhibit F

15

EXHIBIT G

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

[INTENTIONALLY OMITTED]

Exhibit G

1

EXHIBIT H

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

INITIAL LOCATION OF RESERVED PARKING SPACES

Exhibit H

1

EXHIBIT I

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

APPROXIMATE LOCATION OF BUILDING SIGNAGE

Exhibit I

1

EXHIBIT J

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

OUTLINE OF POTENTIAL REFUSAL SPACE

Exhibit J

1

EXHIBIT K

THE TOWERS @ SHORES CENTER

203 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA

OUTLINE OF POTENTIAL OFFERING SPACE

Exhibit K

1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of January 15, 2019, by and between HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company (“Landlord”), and POSHMARK, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated August 9, 2018, (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 50,327 rentable square feet (the “Premises”) consisting of (a) approximately 25,175 rentable square feet known as Suite No. 700 on the seventh floor, and (b) approximately 25,152 rentable square feet known as Suite No. 800 on the eighth floor, both in the building commonly known as Towers @ Shores - 203 Redwood Shores located at 203 Redwood Shores Parkway, Redwood City, California (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Amendment. Effective as of the date of the Lease (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1.	Section 2.6.1 of Exhibit B (“Work Letter”) to the Lease is hereby amended and restated in its entirety as follows:

“Construction Pricing Proposal. Within 21 business days after the Architectural Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Construction Pricing Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Architectural Drawings and the Approved Additional Programming Information. The Construction Pricing Proposal (other than with respect to soft costs) shall be based on a bid from the Contractor which in turn shall be based on competitive written bids from at least three (3) subcontractors for each trade estimated to exceed $25,000,00, except for (i) any work affecting any fire/life-safety system or structural elements of the Building, and (ii) any asbestos testing or containment. Tenant shall provide Landlord with notice approving or disapproving the Construction Pricing Proposal. If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Architectural Drawings and/or the Approved Additional Programming Information that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and begin construction relating to such items.”

1.2.	Section 2.6.1 of Exhibit B (“Work Letter”) is hereby amended and restated in its entirety as follows:

“Landlord shall retain a contractor of its choice (the “Contractor”) to perform the Tenant Improvement Work. In addition, subject to Section 2.6.1, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.”

1.3.

Landlord and Tenant confirm and agree that Exhibits H and I were inadvertently omitted from the executed Lease, and that the correct Exhibits H and I, which are hereby incorporated into the Lease, are attached hereto as Exhibits A and B, respectively.

1

1.4.	Address of Tenant. Effective as of the date hereof, the Address of Tenant referenced in Section 1.10 of the Lease is hereby deleted in its entirety and is replaced with the following:

“1.10 Address of Tenant:	Before the Commencement Date:

Poshmark, Inc. 101 Redwood Shores Parkway, Suite 200 Redwood City, CA 94065 Attn: Anan Kashyap, Chief Financial Officer

From and after the Commencement Date:

At the Premises Attn: Anan Kashyap, Chief Financial Officer”

2.	Miscellaneous.

2.1.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

2.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.4.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

2.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

2.6.

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member

	By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner

		By:	/s/ Mark T. Lammas
		Name:	Mark T. Lammas
		Title:	Chief Operating Officer,
Chief Financial Officer & Treasurer

TENANT:

POSHMARK, INC., a Delaware corporation

By:	/s/ Anan Kashyap

Name:	Anan Kashyap

Title:	CFO

3

EXHIBIT A

Exhibit H to Lease

4

EXHIBIT B

Exhibit I to Lease

5

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of February 5, 2019, by and between HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company (“Landlord”), and POSHMARK, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated August 9, 2018, as previously amended by that certain First Amendment dated January 15, 2019 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 50,327 rentable square feet (the “Existing Premises”) at the building commonly known as Towers @ Shores-203 Redwood Shores located at 203 Redwood Shores Parkway, Redwood City, California (the “Building”) and described as (i) Suite 700 consisting of approximately 25,175 rentable square feet on the seventh floor of the Building; and (ii) Suite 800 consisting of approximately 25,152 rentable square feet on the eighth floor of the Building

B.

Pursuant to Section 7 of Exhibit F to the Lease (entitled, “Right of First Refusal”), Landlord’s Advice (as defined in the Lease) dated January 3, 2019 in connection therewith and Tenant’s Notice of Exercise (as defined in the Lease) in response thereto, the parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 25,549 rentable square feet described as Suite 300 on the third floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1.

Effect of Expansion. Effective as of the Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 50,327 rentable square feet on the seventh and eighth floors to 75,876 rentable square feet on the third, seventh and eighth floors by the addition of the Expansion Space, and, from and after the Expansion Effective Date, the Premises shall be deemed to include the Expansion Space. The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date (which may occur before, concurrently with or after the Commencement Date for the Existing Premises) and, unless sooner terminated or extended in accordance with the Lease, expire as of the initial Expiration Date under the Lease. From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Expansion Space.

1.2.

Expansion Effective Date. As used herein, “Expansion Effective Date” means the earlier of (i) the first date on which Tenant conducts business in the Expansion Space, or (ii) the date occurring 120 days after the Expansion Delivery Date (defined below). As used herein, “Expansion Delivery Date” means the date on which Landlord tenders possession of the Expansion Space to Tenant free from occupancy by any party, which is estimated to be July 1, 2019. During the period beginning on the Expansion Delivery Date and ending on the date immediately preceding the Expansion Effective Date, all provisions of the Lease relating to the Expansion Space shall apply as if the Expansion Effective Date had occurred; provided, however, that during such period (a) Tenant shall not be required to pay Monthly Rent for the Expansion Space, and (b) Tenant may not conduct business in the Expansion Space. If Landlord is delayed in delivering possession of the Expansion Space by any holdover or unlawful possession of the Expansion Space by any party, Landlord shall use reasonable efforts to obtain possession of the Expansion Space as soon as practicable.

1.3.

Confirmation Letter. At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit B attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within 10 business days after receiving it.

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2.	Base Rent. With respect to the Expansion Space, the schedule of Base Rent shall be as follows:

Period During Expansion Term (to the extent applicable)	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Expansion Effective Date through last day of 12th full calendar month of the Term (as such “Term” is determined with respect to the Existing Premises in accordance with Section 1.3.1 of the Lease)	$66.00	$140,519.50
13th through 24th full calendar months of the Term	$67.98	$144,735.09
25th through 36th full calendar months of the Term	$70.02	$149,077.14
37th through 48th full calendar months of the Term	$72.12	$153,549.45
49th through 60th full calendar months of the Term	$74.28	$158,155.94
61st full calendar month of the Term through Expiration Date	$76.51	$162,900.61

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

Notwithstanding the foregoing, Tenant shall be entitled to an abatement of Base Rent with respect to the Expansion Space for the Abatement Period (defined below), in the amount of $140,519.50 per month with respect to any portion of the Abatement Period that occurs prior or during to the 12th full calendar month of the Term (as such “Term” is determined with respect to the Existing Premises in accordance with Section 1.3.1 of the Lease), and in the amount of $144,735.09 per month with respect to any portion of the Abatement Period that occurs after the 12th full calendar month of the Term (as such “Term” is determined with respect to the Existing Premises in accordance with Section 1.3.1 of the Lease), if any, in either case prorated for any partial month in accordance with Section 3 of the Lease. As used in this Section 2, the “Abatement Period” shall mean the period commencing on the Expansion Effective Date and ending on the date that is the number of months thereafter (with any partial month rounded to the nearest full day) obtained by multiplying 9 by the Refusal Space Term Percentage (as defined in Section 7.2.E of Exhibit F to the Lease). Notwithstanding anything in the foregoing to the contrary; if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured.

3.	Intentionally Omitted.

4.	Tenant’s Share and Base Year. With respect to the Expansion Space during the Expansion Term, (a) Tenant’s Share shall be 7.6384% and (b) and the Base Year shall be the calendar year 2019.

5.	Expenses and Taxes. With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease, as amended.

6.	Improvements to Expansion Space.

6.1.

Configuration and Condition of Expansion Space. Tenant acknowledges that it has inspected the Expansion Space and agrees to accept it in its existing configuration and condition (or in such other configuration and condition as any existing tenant of the Expansion Space may cause to exist in accordance with its lease), without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

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6.2.

Expansion Space Allowance. Tenant shall be entitled to receive a one-time allowance (“Expansion Space Allowance”) for the construction of tenant improvements in the Expansion Space in the amount of $80.00 per rentable square foot of the Expansion Space multiplied by the Refusal Space Term Percentage (as defined in Section 7.2.E of Exhibit F to the Lease) to be applied toward the Expansion Space Allowance Items (defined below). Tenant shall be responsible for all costs associated with the Expansion Space Improvement Work (defined below), including the costs of the Expansion Space Allowance Items, to the extent such costs exceed the lesser of (1) the Expansion Space Allowance, or (2) the aggregate amount that Landlord is required to disburse for such purpose pursuant hereto. Notwithstanding any contrary provision, if Tenant fails to use the entire Expansion Space Allowance within twenty-four (24) months after the Expansion Effective Date, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto. As used herein, “Expansion Space Tenant Improvements” means all improvements to be constructed in the Expansion Space pursuant to this provision, and “Expansion Space Tenant Improvement Work” means the construction of the Expansion Space Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Expansion Space Tenant Improvements. Except as otherwise provided in this provision, the Expansion Space Allowance shall be disbursed by Landlord only for the following items (in each case, the “Expansion Space Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (as defined below); (b) plan-check, permit and license fees relating to performance of the Expansion Space Tenant Improvement Work; (c) the cost of performing the Expansion Space Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Expansion Space or Building required by Tenant’s plans and specifications (in each case, for purposes of this provision, the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Expansion Space Tenant Improvement Work required by Law; (f) the Coordination Fee (defined below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Expansion Space Tenant Improvement Work. Subject to the terms hereof, Landlord shall disburse the Expansion Space Allowance for Expansion Space Allowance Items by delivering a check to Tenant within 30 days after the latest of (w) the completion of the Expansion Space Tenant Improvement Work in accordance with the approved plans and specifications; (x) Landlord’s receipt of (i) copies of all third-party contracts (including change orders) pursuant to which the Expansion Space Tenant Improvement Work has been performed, including paid invoices from all parties providing labor or materials to the Expansion Space; (ii) executed unconditional mechanic’s lien releases satisfying California Civil Code § 8138, as reasonably determined by Landlord; (iii) if applicable, a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Expansion Space Tenant Improvement Work has been substantially completed; (iv) evidence that all governmental approvals required for Tenant to legally occupy the Expansion Space have been obtained; and (v) any other information reasonably requested by Landlord; (y) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (z) Tenant’s compliance with Landlord’s standard “close out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s disbursement shall not be deemed Landlord’s approval or acceptance of the Expansion Space Tenant Improvement Work. Without limitation, the Expansion Space Tenant Improvement Work shall be subject to Sections 7.2 (except Section 7.2(d)), 7.3 and 8 of the Lease. Tenant shall reimburse Landlord (subject to clause (a) above), upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third-party consultants (in each case, as used in this Section 6.2, “Review Fees”). In consideration of Landlord’s coordination of the Expansion Space Tenant Improvement Work, Tenant shall pay Landlord a fee (as used in this Section 6.2, “Coordination Fee”) in an amount equal to 1% of the cost of the Expansion Space Tenant Improvement Work not to exceed $12,000. Notwithstanding anything in this Section 6.2 to the contrary, but subject to the expiration date for the Expansion Space Allowance set forth above, Tenant may perform improvements to any Offering Space (as defined in Section 8 of Exhibit F to the Lease) leased by Tenant pursuant to such Section 8 and apply a portion of the Expansion Space Allowance thereto, subject to all of the terms and conditions set forth in this Section 6.2 with respect to Expansion Space Tenant Improvements, provided, however, that no more than 30% of the Expansion Space Allowance hereunder may be utilized for improvements in Offering Space(s).

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7.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.

California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Expansion Space has not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises”.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Expansion Space, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Amendment, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Expansion Space identified by such CASp inspection so carried out by or at the request of Tenant.

7.2.

Parking. With respect to the Expansion Term, the number of non-reserved parking spaces that Tenant is entitled to use pursuant to Sections 1.9 and 24 of the Lease shall be increased by eighty-four (84) non-reserved parking spaces.

7.3

Extension Options. The First Extension Option set forth in Section 5 of Exhibit F to the Lease and the Second Extension Option set forth in Section 6 of Exhibit F to the Lease shall include the Expansion Space.

7.4	Monument Signage.

7.4.1. Tenant’s Right to Monument Signage. Subject to the terms of this Section 7.4, from and after the Commencement Date, Tenant shall have the right to have signage (“Tenant’s Monument Signage”) bearing Tenant’s Name (defined below) installed on the second panel of the monument sign currently located near the front main entrance to the Building (the “Monument Sign”). As used in this Section 7.4, “Tenant’s Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of the Lease (for purposes of this Section 7.4, “Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is then being used by Tenant on a substantially nationwide basis and is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, Tenant’s rights under this Section 7.4 shall be personal to the party named as Tenant in the first paragraph of the Lease (for purposes of this Section 7.4, “Existing Tenant”) and to any successor to Existing Tenant’s interest in the Lease that acquires its interest in the Lease solely by means of one or more Permitted Transfers originating with Existing Tenant, and may not be transferred to any other party.

7.4.2. Landlord’s Approval. Any proposed Tenant’s Monument Signage shall comply with all applicable Laws and shall be subject to Landlord’s prior written consent (which approval shall not be unreasonably withheld); provided, however, that (a) Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion, and (b) Landlord may require that Tenant’s Monument Signage be of the same size and style as the other signage on the Monument Sign. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used in Tenant’s Monument Signage; and (if applicable and Landlord consents thereto) any arrangements for illumination.

7.4.3. Fabrication; Installation; Maintenance; Removal; Costs. Landlord shall (a) fabricate (substantially in accordance with Tenant’s design approved by Landlord pursuant to Section 7.4.2 above), install and, at the expiration or earlier termination of Tenant’s rights under this Section 7.4, remove Tenant’s Monument Signage; and (b) maintain, repair, and (if applicable) illuminate the Monument Sign. Tenant shall reimburse Landlord, promptly upon demand, for (x) all costs reasonably incurred by Landlord in fabricating, installing or removing Tenant’s Monument Signage, and (y) Tenant’s pro rata share (as determined taking into account any other parties using the Monument Sign) of all costs incurred by Landlord in maintaining, repairing and (if applicable) illuminating the Monument Sign.

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7.4.4. Costs Associated With Relocation of Existing Panel. Tenant shall reimburse Landlord, promptly upon demand, for all costs reasonably incurred by Landlord to relocate another tenant’s existing Monument Sign panel from the second position to the third position thereon.

8.	Miscellaneous.

8.1.

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

8.6.

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than S5 Advisory) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

	By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ Arthur X. Suazo
		Name:	Arthur X. Suazo
		Title:	Executive Vice President

TENANT:

POSHMARK, INC., a Delaware corporation

By:	/s/ Anan Kashyap
Name:	Anan Kashyap
Title:	Chief Financial Officer

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EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

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EXHIBIT B

NOTICE OF LEASE TERM DATES

_____________________, 20__

To:

Re:

Second Amendment (the “Amendment”), dated ______________, 20____, to a lease agreement dated August 9, 2018, between HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company (“Landlord”), and POSHMARK, INC., a Delaware corporation (“Tenant”), concerning Suite 300 on the third floor of the building located at 203 Redwood Shores Parkway, Redwood City, California (the “Expansion Space”).

Dear _________________:

In accordance with the Amendment, Tenant accepts possession of the Expansion Space and confirms that the Expansion Effective Date is _____________, 20___.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 1.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within 10 business days after receiving it.

“Landlord”:

HUDSON TOWERS AT SHORE CENTER, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

	By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

Agreed and Accepted as
of	, 20 .

“Tenant”:

POSHMARK, INC., a Delaware corporation

By:
Name:
Title: